As filed with the Securities and Exchange Commission on September 26, 2005

                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933


                           PRESSURE BIOSCIENCES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Massachusetts                                     04-2652826
  -------------------------------                      ----------------------
  (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)


                 321 Manley Street, West Bridgewater, MA  02379
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


              PRESSURE BIOSCIENCES, INC. 2005 EQUITY INCENTIVE PLAN
              -----------------------------------------------------
                            (Full Title of the Plan)


          Richard T. Schumacher, President and Chief Executive Officer
                           Pressure BioSciences, Inc.
                                321 Manley Street
                           West Bridgewater, MA 02379
          ------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 with a copy to:

                             Steven R. London, Esq.
                        Brown Rudnick Berlack Israels LLP
                              One Financial Center
                                Boston, MA 02111

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                                 Proposed Maximum
Title of Each Class                       Proposed Maximum       Aggregate
of Securities to       Amount to          Offering Price Per     Offering             Amount of
be Registered          be Registered      Share(1)               Price(1)             Registration fee
------------------     -------------      ------------------     ----------------     ----------------
Common Stock, $.01     1,000,000 (2)      $ 5.60                 $ 5,600,000          $    659.12
par value              shares

Preferred Share        1,000,000          -----                  -----                -----
Purchase Rights
(3)(4)
======================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average high and low prices for the Registrant's common stock on the Nasdaq SmallCap Market on September 22, 2005.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover such presently indeterminable number of additional shares of common stock which may become issuable under the Registrant's 2005 Equity Incentive Plan in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the common stock.

(3) The rights are attached to the Registrant's common stock pursuant to a Rights Agreement dated as of February 27, 2003, as amended, between the Registrant and Computershare Trust Company, Inc. The value attributable to the rights, if any, is reflected in the value of the common stock and the registration fee for the rights is included in the fee for the common stock.

(4) The 1,000,000 rights registered by this registration statement represent each right that may be issued in connection with each share of common stock issuable upon exercise of options or pursuant to awards granted or to be granted under the Registrant's 2005 Equity Incentive Plan. Such presently indeterminable number of additional rights are also registered by this registration statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar changes in the common stock. The rights are not separately transferable apart from the Registrant's common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights registered hereunder.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Registrant hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Annual Report"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of (i) the Registrant's common stock contained in the Registrant's registration statement on Form 8-A (File No. 0-21615), filed under the Exchange Act with the Securities and Exchange Commission on October 26, 1996; and (ii) the Registrant's preferred share purchase rights contained in the Registrant's registration statement on Form 8-A (File No. 0-21615), filed under the Exchange Act with the Securities and Exchange Commission on March 12, 2003, including any amendments or reports filed for the purposes of updating such descriptions.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.
         -------------------------

Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Registrant's Restated Articles of Organization, as amended (the "Articles"), eliminate, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors. The Articles do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unauthorized dividends, redemptions, or distributions, (iv) certain loans of the Registrant's assets to any of its officers or directors or (v) any transaction from which the director derived an improper personal benefit. This provision of the Articles will limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or to the Registrant.

         The Articles provide that the Registrant may, either in its By-laws or by contract, provide for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent permitted by law as the law may be amended from time to time.

         The Registrant's Amended and Restated By-laws, as amended, include provisions to permit the indemnification of the Registrant's officers and directors for damages arising out of the performance of their duties unless such damages arise out of the officer's or director's failure to exercise his duties and to discharge the duties of his office in good faith and in the reasonable belief that his action was in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action, do not have reasonable cause to believe that his conduct was unlawful.

         The Registrant enters into indemnification agreements with its officers and directors from time to time. The indemnification agreements provide that the Registrant will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Registrant (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

Not applicable.

Item 8.  Exhibits.
         --------

   Exhibit No.    Description
   -----------    -----------

       4.1        Restated Articles of Organization of the Registrant, filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

       4.2 Articles of Amendment to Restated Articles of the Organization of the Registrant, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 0-21615).*

       4.3        Amended and Restated Bylaws of the Registrant, filed as
                  Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

       4.4 Amendment to Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-21615).*

       4.5 Specimen Certificate for the Shares of the Registrant's Common Stock, filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004 (File No. 0-21615).*

       4.6 Description of Capital Stock (contained in the Registrant's Restated Articles of Organization, as amended, filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759)).*

       4.7 Rights Agreement dated as of February 27, 2003 between the Registrant and Computershare Trust Company, Inc., filed as
                  Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on March 12, 2003.*

       4.8 Amendment No. 1 to Rights Agreement dated April 16, 2004 between the Registrant and Computershare Trust Company, Inc., filed as Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on April 16, 2004.*

       5.01       Legal Opinion of Brown Rudnick Berlack Israels LLP.

       23.01 Consent of Weinberg & Company, P.A. (Independent Registered Public Accounting Firm for the Registrant).

       23.02 Consent of Brown Rudnick Berlack Israels LLP (included in its legal opinion filed as Exhibit 5.01 to this registration statement).

       24.01 Power of Attorney (included on the signature page of this registration statement).

       99.01      Registrant's 2005 Equity Incentive Plan.

_____________________

* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act of 1933, as amended (the "Securities Act"), to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bridgewater, Commonwealth of Massachusetts, on the 26th day of September, 2005.

                                       PRESSURE BIOSCIENCES, INC.

                                       By: /s/ RICHARD T. SCHUMACHER
                                           -------------------------------------
                                           Richard T. Schumacher
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Richard T. Schumacher and Steven E. Hebert, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                                          Date
---------                        -----                                          ----
/s/ R. WAYNE FRITZSCHE           Director and Chairman of the Board             September 26, 2005
----------------------------
R. Wayne Fritzsche

/s/ RICHARD T. SCHUMACHER        Director, President and                        September 26, 2005
----------------------------     Chief Executive Officer
Richard T. Schumacher            (Principal Executive Officer)

/s/ STEVEN E. HEBERT             Vice President of Finance, Chief Financial     September 26, 2005
----------------------------     Officer and Assistant Treasurer
Steven E. Hebert                 (Principal Financial and Accounting Officer)

/s/ DR. CALVIN A. SARAVIS        Director                                       September 26, 2005
----------------------------
Dr. Calvin A. Saravis

/s/ J. DONALD PAYNE              Director                                       September 26, 2005
----------------------------
J. Donald Payne

/s/ P. THOMAS VOGEL              Director                                       September 26, 2005
----------------------------
P. Thomas Vogel

                                INDEX TO EXHIBITS

Exhibit No.     Description
-----------     -----------

4.1             Restated Articles of Organization of the Registrant, filed as
                Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

4.2 Articles of Amendment to Restated Articles of the Organization of the Registrant, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 0-21615).*

4.3             Amended and Restated Bylaws of the Registrant, filed as Exhibit
                3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

4.4 Amendment to Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-21615).*

4.5 Specimen Certificate for the Shares of the Registrant's Common Stock, filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004 (File No. 0-21615).*

4.6 Description of Capital Stock (contained in the Registrant's Restated Articles of Organization, as amended, filed as Exhibit
                3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759)).*

4.7 Rights Agreement dated as of February 27, 2003 between the Registrant and Computershare Trust Company, Inc., filed as
                Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on March 12, 2003.*

4.8 Amendment No. 1 to Rights Agreement dated April 16, 2004 between the Registrant and Computershare Trust Company, Inc., filed as
                Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on April 16, 2004.*

5.01            Legal Opinion of Brown Rudnick Berlack Israels LLP.

23.01 Consent of Weinberg & Company, P.A. (Independent Registered Public Accounting Firm for the Registrant).

23.02 Consent of Brown Rudnick Berlack Israels LLP (included in its legal opinion filed as Exhibit 5.01 to this registration statement).

24.01 Power of Attorney (included on the signature page of this registration statement).

99.01           Registrant's 2005 Equity Incentive Plan.

_________________

* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.